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EXHIBIT 10.13

                                CREDIT AGREEMENT


         This Amended and Restated Credit Agreement (the "Agreement"), dated as of December 26, 2002, is between CITY NATIONAL BANK ("CNB") and SPECTRUM LABORATORIES, INC., a Delaware corporation ("Borrower"), and supersedes and replaces in its entirety that certain Credit Agreement dated as of December 22, 1998 between Borrower and CNB.

1. DEFINITIONS. As used in this Agreement, these terms have the following meanings:

         "ACCOUNT" or "ACCOUNTS" mean any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

         "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with, Borrower, and includes any employee stock ownership plan of Borrower or an Affiliate. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

         "BUSINESS DAY" means a day that CNB's Head Office is open and conducts a substantial portion of its business.

         "CASH FLOW FROM OPERATIONS" will be determined on a consolidated basis for Borrower and the Subsidiaries and means the sum of (a) net income after taxes and before extraordinary items in accordance with GAAP earned over the twelve month period ending on the date of determination, plus (b) amortization of intangible assets, plus (c) interest expense, plus (d) depreciation expensed during the twelve month period ending on the date of determination, plus the amount of "compensation expense related to stock options" expensed during the twelve-month period ending on the date of determination, which expense is reflected as an increase in Borrower's stockholders' equity, as shown on Borrower's financial statements delivered to CNB pursuant to the terms of this Agreement.

         "CODE" means the California Uniform Commercial Code, except where the Uniform Commercial Code of another state governs the perfection of a security interest in Collateral located in that state.

         "COLLATERAL" means the property securing the Obligations.

         "CURRENT LIABILITIES" will be determined on a consolidated basis for Borrower and the Subsidiaries in accordance with GAAP and will include without limitation (a) all payments on Subordinated Debt required to be made within one
(1) year after the date on which the determination is made; and (b) all indebtedness payable to stockholders, Affiliates, Subsidiaries or officers regardless of maturity, unless such indebtedness has been subordinated, on terms satisfactory to CNB, to the Obligations.

         "DEBT" means, at any date, the aggregate amount of, without duplication, (a) all obligations of Borrower or any Subsidiary for borrowed money; (b) all obligations of Borrower or any Subsidiary evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of Borrower

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or any Subsidiary to pay the deferred purchase price of property or services;
(d) all capitalized lease obligations of Borrower or any Subsidiary; (e) all obligations or liabilities of others secured by a lien on any asset of Borrower or any Subsidiary, whether or not such obligation or liability is assumed; (f) all obligations guaranteed by Borrower or any Subsidiary; (g) all obligations of Borrower or any Subsidiary, direct or indirect, for letters of credit; and (h) any other obligations or liabilities which are required by generally accepted accounting principles to be shown as debt on the balance sheet of Borrower or any Subsidiary.

         "DEBT SERVICE" means (a) the aggregate amount of Current Maturity of Long Term Debt plus (b) all interest incurred on borrowed money during the twelve month period ending on the date of determination. "Current Maturity of Long Term Debt" means that portion of Borrower's consolidated long term liabilities, determined in accordance with GAAP, which shall, by the terms thereof, become due and payable within one (1) year following the date of the balance sheet upon which such calculations are based.

         "GAAP" means generally accepted accounting principles and practices, consistently applied.

         "INVENTORY" means goods held for sale or lease in the ordinary course of business, work in process and any and all raw materials used in connection with the foregoing.

         "LETTERS OF CREDIT" means any Commercial Letters of Credit and Standby Letters of Credit issued under this Agreement.

         "LIQUID ASSETS" means cash, cash equivalents, marketable securities and other such highly liquid assets as defined by GAAP.

         "LOAN" or "LOANS" means one or more of the Loans extended by CNB to Borrower under Section 2.

         "LOAN DOCUMENTS" means, individually and collectively, this Agreement, any Note, guaranty, security or pledge agreement, financing statement and all other contracts, instruments, addenda and documents executed in connection with or related to the extension(s) of credit, and any Collateral which is the subject of this Agreement.

         "NET INCOME" shall be determined on a consolidated basis for Borrower and the Subsidiaries and shall mean net income after taxes determined in accordance with GAAP.

         "NOTES" means the Notes referenced in Section 2.

         "OBLIGATIONS" means all present and future liabilities and obligations of Borrower to CNB hereunder and all other liabilities and obligations of Borrower to CNB of every kind, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

         "PERSON" means any individual or entity.

         "POTENTIAL EVENT OF DEFAULT" means any condition that with the giving of notice or passage of time or both would, unless cured or waived, become an Event of Default.

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         "PRIME RATE" means the rate most recently announced by CNB at its principal office in Beverly Hills, California as its "Prime Rate." Any change in the interest rate resulting from a change in the Prime Rate will be effective on the day on which each change in the Prime Rate is announced by CNB.

         "QUICK ASSETS" means the sum of cash, plus cash equivalents, plus accounts receivable, plus securities classified as short-term marketable securities according to generally accepted accounting principles consistently applied, as such items appear on Borrower's consolidated balance sheet, determined in accordance with generally accepted accounting principles consistently applied.

         "SUBORDINATED DEBT" means Debt of Borrower or any Subsidiary, the repayment of which is subordinated to the Obligations on terms satisfactory to CNB.

         "SUBSIDIARY" means any corporation, the majority of whose voting shares are at any time owned, directly or indirectly by Borrower and/or by one or more Subsidiaries.

         "TANGIBLE NET WORTH" means the total of all assets appearing on a balance sheet prepared in accordance with GAAP for Borrower and the Subsidiaries on a consolidated basis, minus (a) all intangible assets, including, without limitation, unamortized debt discount, Affiliate, employee and officer receivables or advances, goodwill, research and development costs, patents, trademarks, the excess of purchase price over underlying values of acquired companies, any covenants not to compete, deferred charges (other than current prepaid expenses and deferred taxes), copyrights, franchises, art works and appraisal surplus; minus (b) all obligations which are required by GAAP to be reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries; minus (c) the amount, if any, at which shares of stock of a non-wholly owned Subsidiary appear on the asset side of Borrower's consolidated balance sheet, as determined in accordance with GAAP; minus (d) preferred stock and minority interests, so long as Borrower certifies that they are not treated as Debt on its balance sheet; minus (e) deferred income and reserves not otherwise reflected as a liability on the consolidated balance sheet of Borrower and the Subsidiaries.

         "TERMINATION DATE" means April 1, 2004, unless the Revolving Credit Commitment is renewed for an additional term by CNB giving Borrower prior written notice of such renewal, in which event the Termination Date will mean the renewed maturity date of the Revolving Credit Commitment set forth in the notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3; the date of any such termination will become the Termination Date as that term is used in this Agreement.

         "TOTAL SENIOR LIABILITIES" means, as of any date of determination, the amount of all obligations that should be reflected as a liability on a consolidated balance sheet of Borrower and the Subsidiaries prepared in accordance with GAAP, minus Subordinated Debt.

2.       LOANS.

         2.1 FACILITY NO. 1: REVOLVING CREDIT LOANS. CNB agrees to make loans ("Revolving Credit Loans") to Borrower up to, but not including, the Termination Date, at Borrower's request, up to the amount of Three Hundred Thousand Dollars ($300,000.00) (the "Revolving Credit Commitment"). The Revolving Credit Loans may be repaid and reborrowed at any time up to the Termination Date; provided, however, that the aggregate unpaid principal amount of outstanding Revolving Credit Loans will at no time exceed the Revolving Credit Commitment less the amount of outstanding Letters of Credit]. Borrower will have a period of not

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less than thirty (30) consecutive days during the twelve-month period ending on the Termination Date during which time there will be no outstanding Revolving Credit Loans. All Revolving Credit Loans will be paid by Borrower to CNB on the Termination Date. The Revolving Credit Loans will be evidenced by a promissory note ("Revolving Credit Note") in the form attached hereto as Exhibit "A."

                  2.1.1 INTEREST ON REVOLVING CREDIT LOANS. Each Revolving Credit Loan will bear interest from disbursement until due (whether at stated maturity, by acceleration or otherwise) at a fluctuating rate equal to the Prime Rate plus one quarter of one percent (1/4%) per annum. Interest will be payable monthly in arrears on the first day of each month for the previous month, starting on February 1, 2003, and on the date the Revolving Credit Loans are paid in full.]

                  2.1.2 PROCEDURE FOR REVOLVING CREDIT LOANS. Each Revolving Credit Loan may be made by CNB at the oral or written request of anyone who is authorized in writing by Borrower to request Revolving Credit Loans until written notice of the revocation of such authority is received by CNB.

         2.2 FACILITY NO. 2: LETTER OF CREDIT FACILITY. CNB will, at the request of Borrower, at any time up to, but not including, the Termination Date, issue Letters of Credit for the account of Borrower. The aggregate face amount of outstanding Letters of Credit will not at any time exceed $300,000.00 (the "Letter of Credit Commitment") less Revolving Credit Loans outstanding on the date of the request].

                  2.2.1 ISSUANCE OF LETTERS OF CREDIT. Commercial Letters of Credit will be issued to finance the import of merchandise in accordance with an Irrevocable Letter of Credit Application and Security Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith. Standby Letters of Credit will be issued in accordance with an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement submitted by Borrower and incorporated herein by this reference, subject to the terms of this Agreement in the event of any conflict herewith. All Letters of Credit will be issued on normal documentation used by CNB from time to time in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 or the International Standby Practices 1998, whichever is applicable. Letters of Credit will expire no more than ninety (90) days after issuance. Unless CNB otherwise agrees in writing, no Letters of Credit may expire after the Termination Date. Standard CNB fees and charges will apply to the issuance of Letters of Credit.

                  2.2.2 REIMBURSEMENT FOR FUNDING LETTER OF CREDIT. Any drawing under a Letter of Credit will be deemed to be an irrevocable request for a Revolving Credit Loan under this Agreement. Borrower's obligation to reimburse CNB may also be satisfied by immediately charging Borrower's demand deposit account if requested by Borrower, and if sufficient clear and collected funds are on deposit. CNB's obligation under this subsection to make a Revolving Credit Loan will exist irrespective of the existence of any Potential Event of Default or Event of Default. Any obligations for Letters of Credit not paid when due (and not constituting Revolving Credit Loans) will bear interest from such time until repaid at a fluctuating rate equal to the Prime Rate, from time to time in effect, plus five percent (5.0%) per annum.

         2.3 FACILITY NO. 3: EQUIPMENT ACQUISITION LOANS. CNB agrees to make loans ("Equipment Acquisition Loans") to Borrower from time to time up to, but not including, January 31, 2003, up to the amount of Two Million Dollars

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($2,000,000.00) (the "Equipment Acquisition Commitment"), the proceeds of which will be used to pay up to one hundred percent (100%) of the purchase price of new machinery and equipment, excluding sales taxes, delivery and set-up charges, or other asset acquisitions. The Equipment Acquisition Loans will be evidenced by a promissory note ("Equipment Acquisition Note") in the form attached hereto as Exhibit "B".

                  2.3.1 INTEREST ON EQUIPMENT ACQUISITION LOANS. Each Equipment Acquisition Loan will bear interest from disbursement until due (whether at stated maturity, by acceleration or otherwise) at a fluctuating rate equal to the Prime Rate plus one quarter of one percent (1/4%) per annum. Interest will be payable monthly in arrears on the first day of each month for the previous month, starting on the first such date following disbursement and on the date each Equipment Acquisition Loan is paid in full.

                  2.3.2 PROCEDURE FOR EQUIPMENT ACQUISITION LOANS. Each Equipment Acquisition Loan will be made against delivery by Borrower to CNB of
(a) an appropriate purchase invoice evidencing the purchase of items of machinery and/or equipment, (b) a duly executed asset purchase agreement, and
(c) such further documents as will be requested by CNB to perfect a security interest of first priority in the assets being purchased in favor of CNB.

                  2.3.3 PAYMENT OF EQUIPMENT ACQUISITION LOANS. The principal amount of each Equipment Acquisition Loan will be repaid in fourteen (14) successive monthly installments of $17,500.00; commencing with the principal payment due April 1, 2005, the Equipment Acquisition Loan will be repaid in monthly installments of $80,000.00 until paid, payable on the first day of each month.

         2.4 EXISTING TERM LOANS. The following existing Term Loan will be governed by the terms of this Agreement:

             Note Number: *     Date of Note: *     Original Principal Amount: *

         2.5 OPTIONAL PREPAYMENTS. Borrower may prepay any Loans provided that on each prepayment, Borrower will pay the accrued interest on the prepaid principal, to the date of such prepayment. All prepayments will be applied to principal installments in the inverse order of their maturities.

         2.6 LOANS AND PAYMENTS. All payments will be in United States Dollars and in immediately available funds. Interest will be computed on the basis of a 360-day year, actual days elapsed. All payments of principal, interest, fees and other charges on the Loans will be made directly to CNB at the address specified at the end of this agreement CNB is authorized to note the date, amount and interest rate of each Loan and each payment of principal and interest on CNB's books and records, which notations will constitute presumptive evidence of the accuracy of the information noted. Any Loan will be conclusively presumed to have been made to or for the benefit of Borrower when CNB, in its sole discretion, believes that the request therefor has been made by authorized persons (whether in fact that is the case), or when the Loan is deposited to the credit of Borrower's account with CNB, regardless of whether any Person other than Borrower may have authority to draw against such account.

         2.7 DEFAULT INTEREST RATE. From and after written notice by CNB to Borrower of the occurrence of an Event of Default (and without constituting a waiver of such Event of Default), each Loan (and interest thereon to the extent permitted by law) will bear additional interest at a fluctuating rate equal to

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five percent (5.0%) per annum higher than the respective interest rate applicable to each Loan until the Event of Default has been cured. All interest provided for in this Section will be compounded monthly and payable on demand.

         2.8 GUARANTIES. Roy T. Eddleman, an unmarried man, Spectrum Europe B.V., a Netherlands company, SLI Acquisition Corp., a Delaware corporation, Hydro-med Products, Inc., a Texas corporation, and Spectrum Molecular Separations, Inc. dba Spectrum Chromatography, a Delaware corporation (if more than one, each a "Guarantor" and collectively, "Guarantors") will guarantee full repayment of Borrower's Obligations to CNB, and, except for Guarantor Roy T. Eddleman, will execute and deliver to CNB their Continuing Guaranties ("Guaranties") in the form customarily used by CNB; Roy T. Eddleman will execute and deliver to CNB his Continuing Guaranty in the form attached hereto as Exhibit "C".

3.       CONDITIONS PRECEDENT.

         3.1 EXTENSION OF CREDIT. The obligation of CNB to make any Loan or other extension of credit hereunder is subject to CNB's receipt of each of the following, in form and substance satisfactory to CNB, and duly executed as required by CNB:

                  3.1.1 All Loan Documents required by CNB, including but not limited to such documents necessary to perfect CNB's first priority security interest in the Collateral and evidence of such perfection;

                  3.1.2 If a Commercial Letter of Credit is to be issued, CNB will have received an Irrevocable Letter of Credit Application and Security Agreement, duly executed and delivered by Borrower, in the form customarily used by CNB;

                  3.1.3 If a Standby Letter of Credit is to be issued, CNB will have received an Irrevocable Standby Letter of Credit Application and Letter of Credit Agreement, duly executed and delivered by Borrower, in the form customarily used by CNB;

                  3.1.4 Evidence that any insurance required by this Agreement or any other Loan Document is in effect; and

                  3.1.5 Where Borrower or any party signing a Loan Document is a business entity, such authorization documents as CNB may require, in form and substance satisfactory to CNB.

         3.2 CONDITIONS TO EACH EXTENSION OF ALL LOANS. The obligation of CNB to make any Loan or other extension of credit hereunder will be subject to the fulfillment of each of the following conditions to CNB's satisfaction:

                  3.2.1 The representations and warranties of Borrower set forth in Section 4 of this Agreement and in all other Loan Documents will be true and correct on the date of the making of each Loan or other extension of credit with the same effect as though such representations and warranties had been made on and as of such date;

                  3.2.2 There will be no Event of Default or Potential Event of Default under this Agreement or any of the Loan Documents; and

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                  3.2.3 All other documents and legal matters in connection with the transactions described in this Agreement will be satisfactory in form and substance to CNB.

4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a Loan or other extension of credit will be deemed a representation and warranty made on the date of such request) that:

         4.1 CORPORATE EXISTENCE, POWER AND AUTHORIZATION. Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly qualified to conduct business in each jurisdiction in which its business is conducted. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower's powers and have been duly authorized by the Board of Directors of Borrower and do not require any consent or approval of the stockholders of Borrower.

         4.2 BINDING AGREEMENT. The Loan Documents constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

         4.3 ANCILLARY DOCUMENTS. To the extent that any security agreement, subordination agreement or Guaranty is required to be executed by a Subsidiary or Affiliate, the representations and warranties set forth in Sections 4.1 and
4.2 are also true and correct with respect to any such Subsidiary or Affiliate and such document.

         4.4 OTHER AGREEMENTS. The execution and performance of the Loan Documents will not violate any provision of law or regulation (including, without limitation, Regulations X and U of the Federal Reserve Board) or any order of any governmental authority, court, or arbitration board or the Articles of Incorporation or By-laws of Borrower, or result in the breach of, constitute a default under, contravene any provisions of, or result in the creation of any security interest, lien, charge or encumbrance upon any of the assets of Borrower pursuant to any indenture or agreement to which Borrower or any of its properties is bound, except liens and security interests in favor of CNB.

         4.5 LITIGATION. There is no litigation, tax claim, investigation or proceeding pending, threatened against or affecting Borrower, any Subsidiary, any Guarantor or any of their respective properties which, if adversely determined, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Borrower, any Subsidiary or any Guarantor.

         4.6 FINANCIAL CONDITION. Borrower's most recent financial statements, copies of which have been delivered to CNB, have been prepared in accordance with GAAP and are true, complete and correct and fairly present the financial condition of Borrower and the Subsidiaries, including operating results, as of the accounting period referenced therein. There has been no material adverse change in the financial condition or business of Borrower or any Subsidiary since the date of such financial statements. Neither Borrower nor any Subsidiary has any material liabilities for taxes or long-term leases or commitments, except as disclosed in the financial statements.

         4.7 NO VIOLATIONS. Borrower is not, nor is any Subsidiary, in violation of any law, ordinance, rule or regulation to which it or any of its properties is subject.

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         4.8 USE OF PROCEEDS. Borrower will use the proceeds of Term Loan A solely for repayment in full of loan # 26916 owed by SMI and SLI to CNB, and the proceeds of Term Loan B solely for repayment in full of loan # 28528 owed by SMI and SLI to CNB.

         4.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). No Reportable Event (as defined in ERISA and the regulations issued thereunder [other than a "Reportable Event" not subject to the provision for thirty (30) day notice to the Pension Benefit Guaranty Corporation ("PBGC") under such regulations]) has occurred with respect to any benefit plan of Borrower nor are there any unfunded vested liabilities under any benefit plan of Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each of its plans and has not incurred any material liability to the PBGC in connection with any such plan.

         4.10 CONSENTS. No consent, license, permit, or authorization of, exemption by, notice to, report to, or registration, filing or declaration with, any governmental authority or agency is required in connection with the execution and performance by Borrower of the Loan Documents or the transactions contemplated hereunder.

         4.11 REGULATION U. Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Federal Reserve Board). No part of the proceeds of the Loans will be used by Borrower to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         4.12 ENVIRONMENTAL MATTERS.

                  4.12.1 The operations of Borrower and each Subsidiary comply in all material respects with all applicable federal, state and local environmental, health and safety statutes, regulations and ordinances, and fully comply with all terms of all required permits and licenses;

                  4.12.2 Borrower and each Subsidiary have received no notices of any threatened or pending governmental or private civil, criminal or administrative proceeding regarding any environmental or health and safety statute, regulation or ordinance and have not been subject to any federal, state or local investigations, inspections or orders regarding any environmental or health and safety statute, regulation or ordinance;

                  4.12.3 Neither Borrower nor any Subsidiary knows of any facts or conditions which may exist which may subject Borrower or any Subsidiary to liability or contingent liability and neither Borrower nor any Subsidiary is presently liable or contingently liable for any removal, remedial, response or other costs or damages in connection with any release into the environment of toxic or hazardous substances or waste included on any federal, state or local hazardous chemical or substance lists under any federal, state or local statute, regulation or ordinance.

                  4.12.4 Borrower will, at all times, defend and indemnify and hold CNB (which for purposes of this Section 4.12 and Section 9.8 includes CNB's parent company and subsidiaries and all of their respective shareholders, directors, officers, employees, agents, representatives, successors, attorneys, and assigns) harmless from and against any liabilities, claims, demands, causes of action, losses, damages, expenses (including without limitation reasonable attorneys' fees, [which attorneys may be employees of CNB, or may be outside

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counsel]) costs, settlements, judgments or recoveries (collectively, "Claims")
directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a hazardous substance on, under or about Borrower's property or operations or property leased to or used by Borrower. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any Federal, state, or local law. Any obligation or liability of Borrower to CNB under this Section will survive the expiration or termination of this Agreement and the repayment of all Loans and the payment or performance of all other Obligations of Borrower to CNB.

5. AFFIRMATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower will comply with the following covenants:

         5.1 BOOKS AND RECORDS. Borrower will maintain, in accordance with sound accounting practices, accurate records and books of account showing, among other things, all Inventory and Accounts, the proceeds of the sale or other disposition thereof and the collections therefrom. Borrower will not change the accounting method used to determine Borrower's Inventory cost without notification to CNB. CNB may, at any reasonable time, inspect, audit, and make extracts from, or copies of, all books, records and other data, inspect any of Borrower's properties and confirm balances due on Accounts by direct inquiry to Account Debtors (defined as those Persons obligated on the Accounts). Borrower will furnish CNB with all information regarding the business or finances of Borrower promptly upon CNB's request.

         5.2 FINANCIAL STATEMENTS. Borrower will furnish to CNB on a continuing basis:

                  5.2.1 Within forty-five (45) days after the end of each quarterly accounting period of each fiscal year, a copy of the 10Q report filed by Borrower with the Securities and Exchange Commission ("SEC"), including therein a financial statement for Borrower and the Subsidiaries consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, prepared in accordance with GAAP, which financial statement may be internally prepared;

                  5.2.2 Within ninety (90) days after the end of each fiscal year, a copy of the 10K report filed by Borrower with the SEC, including therein a financial statement for Borrower and the Subsidiaries consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, audited by an independent certified public accountant acceptable to CNB, and certified by such accountant to have been prepared in accordance with GAAP, and accompanied by Borrower's certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto;

                  5.2.3 Within forty-five (45) days after the end of each fiscal quarter, a listing and aging of all account receivable and accounts payable;

                  5.2.4 Within ten (10) days after filing, a copy of the Federal Income Return of Borrower and each Guarantor; and

                  5.2.5 Such additional information, reports and/or statements as CNB may, from time to time, reasonably request.

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         5.3 FINANCIAL STATEMENTS OF GUARANTOR. Not later than ninety (90) days after Borrower's fiscal year end of each year, Borrower will provide CNB with
(a) the financial statement, in form and substance satisfactory to CNB, of each Guarantor, certified by such Guarantor to be trust and correct, and (b) brokerage and bank statements for Roy T. Eddleman showing all Liquid Assets.

         5.4 TAXES AND PREMIUMS. Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments, governmental charges and real and personal property taxes, including, but not limited to, federal and state income taxes, employee withholding taxes and payroll taxes, and all premiums for insurance required under this Agreement, prior to the date upon which penalties are attached thereto.

         5.5 INSURANCE.

                  5.5.1 Borrower will, and will cause each Subsidiary to, provide and maintain the insurance required under the Loan Documents;

                  5.5.2 In addition to the insurance required above, Borrower will, and will cause each Subsidiary to, maintain insurance of the types and in amounts customarily carried in its lines of business, including, but not limited to, fire, public liability, property damage, and worker's compensation, such insurance to be carried with companies and in amounts satisfactory to CNB, and will deliver to CNB from time to time, upon CNB's request, schedules setting forth all insurance then in effect; and

                  5.5.3 If Borrower fails to provide, maintain, or furnish to CNB the policies required by this Section, CNB may immediately procure such insurance or other insurance necessary to protect CNB's interest, and Borrower will pay all premiums thereon promptly upon demand by CNB, together with interest, at the highest rate provided for any of the Loans extended under
Section 2 above, from the date of expenditure, and if not paid within ten (10) days of CNB's demand therefor (and without constituting a waiver of an Event of Default), at a rate five percent (5%) per year higher than such interest rate until such amount (and interest thereon, to the extent permitted by law), is paid in full.

         5.6 NOTICE. Borrower will promptly advise CNB in writing of (a) the opening of any new, or the closing of any existing, places of business, each location at which Inventory or Equipment is or will be kept, and any change to Borrower's name, trade name or other name under which it does business or of any such new or additional name; (b) the occurrence of any Event of Default or Potential Event of Default; (c) any litigation pending or threatened against Borrower, any Subsidiary or any Guarantor where the amount or amounts in controversy exceed $50,000.00; (d) any unpaid taxes of Borrower, any Subsidiary or any Guarantor, which are more than fifteen (15) days delinquent; and (e) any other matter that might materially or adversely affect Borrower's, any Subsidiary's or any Guarantor's financial condition, property or business.

         5.7 FAIR LABOR STANDARDS ACT. Borrower will, and will cause each Subsidiary to, comply with the requirements of, and all regulations promulgated under, the Fair Labor Standards Act of 1938 (29 U.S.C. Code ss. 201 et seq.).

         5.8 CORPORATE EXISTENCE. Borrower will, and will cause each Subsidiary to, maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal course of its business.

         5.9 COMPLIANCE WITH LAW. Borrower will, and will cause each Subsidiary to, comply with all requirements of all applicable laws, rules, regulations, orders of any governmental agency and all material agreements to which they are a party.

         5.10 FINANCIAL TESTS. Borrower shall maintain:

                  5.10.1 Tangible Net Worth plus Subordinated Debt of not less than $3,500,000.00;

                  5.10.2 A ratio of Total Senior Liabilities to Tangible Net Worth plus Subordinated Debt of not more than 2.0 to 1;

                  5.10.3 A ratio of Cash Flow from Operations to Debt Service of not less than 1.5 to 1 during the twelve months preceding the date of determination;

                  5.10.4 Net Income of not less than $400,000.00 for each fiscal year of Borrower; and

                  5.10.5 A ratio of Quick Assets to Current Liabilities of not less than 2.0 to 1.

6. NEGATIVE COVENANTS. Borrower agrees that until payment in full of all Obligations, Borrower will not, nor will it permit any Subsidiary to, do any of the following, without CNB's prior written consent:

         6.1 BORROWING. Create, incur, assume or permit to exist any Debt, except Debt to CNB, the Subordinated Debt, and trade Debt incurred in the ordinary course of business.

         6.2 SALE OF ASSETS. Sell, lease or otherwise dispose of any of Borrower's or any Subsidiary's assets, other than in the ordinary course of business.

         6.3 LOANS. Make loans or advances to any Person except credit extended to employees or to customers in the ordinary course of its business.

         6.4 CONTINGENT LIABILITIES. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for the obligation of any Person including Borrower, a Subsidiary, or Affiliate, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (b) contingent liabilities in favor of CNB.

         6.5 INVESTMENTS. Purchase or acquire the obligations or stock of, or any other interest in, any partnership, joint venture or corporation, except (a) direct obligations of the United States of America; and (b) investments in certificates of deposit issued by, and other deposits with, commercial banks organized under the United States or a State thereof having capital of at least One Hundred Million Dollars ($100,000,000.00).

         6.6 MORTGAGES, LIENS, ETC. Mortgage, pledge, hypothecate, grant or contract to grant any security interest of any kind in any property or assets, to anyone except CNB.

         6.7 INVOLUNTARY LIENS. Permit any involuntary liens to arise with respect to any property or assets including but not limited to those arising from the levy of a writ of attachment or execution, or the levy of any state or federal tax lien which lien will not be removed within a period of thirty (30) days.

         6.8 SALE AND LEASEBACK. Enter into any sale-leaseback transaction.

         6.9 MERGERS AND ACQUISITIONS. Enter into any merger or consolidation, or acquire all or substantially all the assets of any Person, except a Subsidiary may be merged into or consolidated with another Subsidiary or with Borrower.

         6.10 CAPITAL EXPENDITURES. Make or be committed to make, directly or indirectly, expenditures for capital assets (including any patents and capitalized lease expenditure) amounting, in the aggregate for Borrower and all Subsidiaries in any one fiscal year, to more than $1,000,000.00.

         6.11 REDEMPTIONS, DIVIDENDS AND DISTRIBUTIONS. Redeem or repurchase stock or partnership interests, declare or pay any dividends or make any other distribution, whether of capital, income or otherwise, and whether in cash or other property, except that any Subsidiary may declare distributions to Borrower; provided, however, if Borrower for any tax year elects to file as a Sub-Chapter S corporation under the federal and state income tax laws, distributions may be made to Borrower's shareholders during any current or subsequent tax year in proportion to their holdings, in an aggregate amount equal to that payable by an individual in the highest tax bracket upon Borrower's taxable income computed as if Borrower were a tax-paying entity.

         6.12 EVENT OF DEFAULT. Permit a default to occur under any document or instrument evidencing Debt incurred under any indenture, agreement or other instrument under which such Debt may be issued, or any event to occur under any of the foregoing which would permit any holder of the Debt outstanding thereunder to declare the same due and payable before its stated maturity, whether or not such acceleration occurs or such default be waived.

7. SECURITY AGREEMENT.

         7.1 GRANT OF SECURITY INTEREST. To secure all Obligations hereunder as well as all other Obligations to CNB, Borrower hereby grants and transfers to CNB a continuing security interest in the following property whether now owned or hereafter acquired:

                  7.1.1 All of Borrower's Inventory;

                  7.1.2 All of Borrower's Accounts;

                  7.1.3 All of Borrower's general intangibles as that term is defined in the Code;

                  7.1.4 All of Borrower's equipment, as that term is defined in the Code;

                  7.1.5 All of Borrower's interest in any patents (now existing or pending), copyrights, trade names, trademarks and service marks useful to the operation of Borrower's business;

                  7.1.6 All notes, drafts, acceptances, instruments, documents of title, policies and certificates of insurance, chattel paper, guaranties and securities now or hereafter received by Borrower or in which Borrower has or acquires an interest;

                  7.1.7 All cash and noncash proceeds of the foregoing property, including, without limitation, proceeds of policies of fire, credit or other insurance;

                  7.1.8 All of Borrower's books and records pertaining to any of the Collateral described in this Section 7.1; and

                  7.1.9 Any other Collateral which CNB and Borrower may designate as additional security from time to time by separate instruments.

         7.2 NOTIFICATION OF ACCOUNT DEBTORS. CNB will have the right to notify any Account Debtor to make payments directly to CNB, take control of the cash and noncash proceeds of any Account, and settle any Account, which right CNB may exercise at any time whether or not an Event of Default has occurred or whether Borrower was theretofore making collections thereon. Until CNB elects to exercise such right, Borrower is authorized on behalf of CNB to collect and enforce the Accounts. Immediately upon CNB's request, Borrower will deliver to CNB for application in accord with this Agreement, all checks, drafts, cash and other remittances in payment or on account of payment of its Accounts on the banking day following the receipt thereof, and in precisely the form received, except for the endorsement of Borrower where necessary to permit collection of the items, which endorsement Borrower hereby agrees to make. Pending such delivery, Borrower will not commingle any such checks, cash, drafts and other remittances with any of its other funds or property, but will hold them separate and apart therefrom expressly in trust for CNB. All such remittances will be accompanied by such statements and reports of collections and adjustments as CNB may specify.

         7.3 ATTORNEY-IN-FACT. CNB or any of its officers is hereby irrevocably made the true and lawful attorney for Borrower with full power of substitution to do the following: (a) endorse the name of Borrower upon any and all checks, drafts, money orders and other instruments for the payment of moneys which are payable to Borrower and constitute collections on Accounts; (b) execute in the name of Borrower any schedules, assignments, instruments, documents and statements which Borrower is obligated to give CNB hereunder; (c) receive, open and dispose of all mail addressed to Borrower; (d) notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as CNB will designate; and (e) do such other acts in the name of Borrower which CNB may deem necessary or desirable to enforce any Account or other Collateral. The powers granted CNB hereunder are solely to protect its interests in the Collateral and will not impose any duty upon CNB to exercise any such powers.

8. EVENTS OF DEFAULT.

         8.1 EVENTS OF DEFAULT. The occurrence of any of the following will constitute an Event of Default:

                  8.1.1 Borrower fails to pay when due any installment of principal or interest or any other amount payable under the Loan Documents;

                  8.1.2 Any Person, or any Subsidiary of any Person, which is a party to any Loan Document fails to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained in the Loan Documents;

                  8.1.3 The entry of an order for relief or the filing of an involuntary petition with respect to Borrower, any Subsidiary or any Guarantor under the UNITED STATES BANKRUPTCY CODE, the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property of

Borrower, any Subsidiary or any Guarantor, or Borrower, any Subsidiary or any Guarantor makes a general assignment for the benefit of creditors;

                  8.1.4 Any financial statement, representation or warranty made or furnished by Borrower, any Subsidiary or any Guarantor in connection with the Loan Documents proves to be in any material respect incorrect;

                  8.1.5 CNB's security interest in or lien on any portion of any Collateral becomes impaired or otherwise unenforceable;

                  8.1.6 Any Person obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting Borrower or CNB or either of them from performing this Agreement, and such proceedings are not dismissed or such decree is not vacated within ten (10) days after the granting thereof;

                  8.1.7 Borrower or any Subsidiary neglects, fails or refuses to keep in full force and effect any governmental permit or approval which is necessary to the operation of its business;

                  8.1.8 All or substantially all of the property of Borrower, any Guarantor or any Subsidiary is condemned, seized or otherwise appropriated;

                  8.1.9 The occurrence of (a) a Reportable Event as defined in ERISA which CNB determines in good faith constitutes grounds for the institution of proceedings to terminate any pension plan by the PBGC, (b) an appointment of a trustee to administer any pension plan of Borrower, or (c) any other event or condition which might constitute grounds under ERISA for the involuntary termination of any pension plan of Borrower, where such event set forth in (a),
(b) or (c) results in a significant monetary liability to Borrower;

                  8.1.10 Any obligee of Subordinated Debt fails to comply with the provisions of the documents evidencing such Subordinated Debt or any Subordination Agreement; or

                  8.1.11 Any Guarantor dies, becomes incapacitated, or revokes his or its Guaranty, or such Guaranty becomes otherwise unenforceable with respect to future advances.

         8.2 NOTICE OF DEFAULT AND CURE OF POTENTIAL EVENTS OF DEFAULT. Except with respect to the Events of Default specified in Sections 8.1.1, 8.1.3, or
8.1.5 above, and subject to the provisions of Section 8.4, CNB will give Borrower at least ten (10) days' written notice of any event which constitutes or, with the lapse of time would become an Event of Default, during which time Borrower will be entitled to cure same.

         8.3 CNB'S REMEDIES. Upon the occurrence of an Event of Default, at the sole and exclusive option of CNB, and upon written notice to Borrower, CNB may
(a) declare the principal of and accrued interest on the Loans, and all other Obligations immediately due and payable in full, whereupon the same will immediately become due and payable; (b) terminate this Agreement as to any future liability or obligation of CNB, but without affecting CNB's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to CNB; and/or (c) exercise its rights and remedies under the Loan Documents and all rights and remedies of a secured party under the Code and other applicable laws with respect to all of the Collateral.

         8.4 ADDITIONAL REMEDIES. Notwithstanding any other provision of this Agreement, upon the occurrence of any event, action or inaction by Borrower, or if any action or inaction is threatened which CNB reasonably believes will materially affect the value of the Collateral, CNB may take such legal actions as it deems necessary to protect the Collateral, including but not limited to, seeking injunctive relief and the appointment of a receiver, whether or not an Event of Default or Potential Event of Default has occurred under this Agreement.

9. MISCELLANEOUS.

         9.1 REIMBURSEMENT OF COSTS AND EXPENSES. Borrower will reimburse CNB for all costs and expenses relating to this Agreement including, but not limited to, filing, recording or search fees, audit or verification fees, appraisals of the Collateral and other out-of-pocket expenses, and reasonable attorneys' fees and expenses expended or incurred by CNB (or allocable to CNB's in-house counsel) in documenting or administering the Loan Documents or collecting any sum which becomes due CNB under the Loan Documents, irrespective of whether suit is filed, or in the protection, perfection, preservation or enforcement of any and all rights of CNB in connection with the Loan Documents, including, without limitation, the fees and costs incurred in any out-of-court work-out or a bankruptcy or reorganization proceeding.

         All amounts due under this Section 9.1 will bear interest at the highest rate provided for any of the Loans extended under Section 2 above, from the date of expenditure (or allocation), and if not paid within ten (10) days of CNB's demand therefor (and without constituting a waiver of an Event of Default), at a rate five percent (5%) per year higher than such interest rate until such amount (and interest thereon, to the extent permitted by law), is paid in full.

         9.2 DISPUTE RESOLUTION.

                  9.2.1 MANDATORY ARBITRATION. At the request of CNB or Borrower, any dispute, claim or controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising between CNB and Borrower and in any way arising out of, pertaining to or in connection with: (1) this Agreement, and/or any renewals, extensions, or amendments thereto; (2) any of the Loan Documents; (3) any violation of this Agreement or the Loan Documents; (4) all past, present and future loans; (5) any incidents, omissions, acts, practices or occurrences arising out of or related to this Agreement or the Loan Documents causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or (6) any aspect of the past, present or future relationships of the parties, will be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles County, California, and administered by the American Arbitration Association ("AAA") in accordance with the California Arbitration Act (Title 9, California Code of Civil Procedure
Section 1280 et. seq.) and the then existing Commercial Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any state or federal court having jurisdiction thereof.

                  9.2.2 REAL PROPERTY COLLATERAL. Notwithstanding the provisions of subsection 9.2.1, no controversy or claim will be submitted to arbitration without the consent of all the parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation owed to CNB which is secured in whole or in part by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim will be determined as provided in subsection 9.2.3.

                  9.2.3 JUDICIAL REFERENCE. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in subsections 9.2.1 and 9.2.2 will be determined by a reference in accordance with California Code of Civil Procedure Sections 638 et. seq. If such an election is made, the parties will designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, will be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees will be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                  9.2.4 PROVISIONAL REMEDIES, SELF HELP AND FORECLOSURE. No provision of this Agreement will limit the right of any party to: (1) foreclose against any real property collateral by the exercise of a power of sale under a deed of trust, mortgage or other security agreement or instrument, or applicable law, (2) exercise any rights or remedies as a secured party against any personal property collateral pursuant to the terms of a security agreement or pledge agreement, or applicable law, (3) exercise self help remedies such as setoff, or
(4) obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration or referral. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies, or exercise of self help remedies will not constitute a waiver of the right of any party, including the plaintiff, to submit any dispute to arbitration or judicial reference.

                  9.2.5 POWERS AND QUALIFICATIONS OF ARBITRATORS. The arbitrator(s) will give effect to statutes of limitation, waiver and estoppel and other affirmative defenses in determining any claim. Any controversy concerning whether an issue is arbitratable will be determined by the arbitrator(s). The laws of the State of California will govern. The arbitration award may include equitable and declaratory relief. All arbitrator(s) selected will be required to be a practicing attorney or retired judge licensed to practice law in the State of California and will be required to be experienced and knowledgeable in the substantive laws applicable to the subject matter of the controversy or claim at issue.

                  9.2.6 DISCOVERY. The provisions of California Code of Civil Procedure Section 1283.05 or its successor section(s) are incorporated herein and made a part of this Agreement. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said section(s).

                  9.2.7 MISCELLANEOUS. The arbitrator(s) will determine which is the prevailing party and will include in the award that party's reasonable attorneys' fees and costs (including allocated costs of in-house legal counsel). Each party agrees to keep all controversies and claims and the arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

         9.3 CUMULATIVE RIGHTS AND NO WAIVER. All rights and remedies granted to CNB under the Loan Documents are cumulative and no one such right or remedy is exclusive of any other. No failure or delay on the part of CNB in exercising any power, right or remedy under any Loan Document will operate as a waiver thereof, and no single or partial exercise or waiver by CNB of any such power, right or remedy will preclude any further exercise thereof or the exercise of any other power, right or remedy.

         9.4 APPLICABLE LAW. This Agreement will be governed by California law.

         9.5 LIEN AND RIGHT OF SETOFF. Borrower grants to CNB a continuing lien for all Obligations of Borrower to CNB upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to CNB from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against CNB at any time existing. Upon the occurrence of any Event of Default, CNB is authorized at any time and from time to time, without notice to Borrower or any other Person, to setoff, appropriate and apply any or all items hereinabove referred to against all Obligations of Borrower whether under this Agreement or otherwise, and whether now existing or hereafter arising.

         9.6 NOTICES. Any notice required under any Loan Document will be given in writing and will be deemed to have been given when personally delivered or when sent by the U.S. mail, postage prepaid, certified, return receipt requested, to the address listed at the end of this Agreement or such other address which a party may provide to the other.

         9.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts which, when taken together, will constitute but one agreement.

         9.8 INDEMNIFICATION. Borrower will, at all times, defend and indemnify and hold CNB harmless from and against any and all Claims (as that term is defined in Section 4.12.4) arising out of or resulting from (a) any breach of the representations, warranties, agreements or covenants made by Borrower herein; (b) any suit or proceeding of any kind or nature whatsoever against CNB arising from or connected with the transactions contemplated by the Loan Documents or any of the rights and properties assigned to CNB hereunder; and/or
(c) any suit or proceeding that CNB may deem necessary or advisable to institute, in the name of CNB, Borrower or both, against any other Person, for any reason whatsoever to protect the rights of CNB hereunder or under any of the documents, instruments or agreements executed or to be executed pursuant hereto, including attorneys' fees and court costs and all other costs and expenses incurred by CNB (or allocable to CNB's in-house counsel), all of which will be charged to and paid by Borrower and will be secured by the Collateral. Any obligation or liability of Borrower to CNB under this Section will survive the expiration or termination of this Agreement and the repayment of all Loans and the payment or performance of all other Obligations of Borrower to CNB.

         9.9 ASSIGNMENTS. The provisions of this Agreement are hereby made applicable to and will inure to the benefit of CNB's successors and assigns and Borrower's successors and assigns; provided, however, that Borrower may not assign or transfer its rights or Obligations under this Agreement without the prior written consent of CNB.

         9.10 ACCOUNTING TERMS. Except as otherwise stated in this Agreement, all accounting terms and financial covenants and information will be construed in conformity with, and all financial data required to be submitted will be prepared in conformity with, GAAP as in effect on the date hereof.

         9.11 SEVERABILITY. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction, will be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of the Loan Documents will remain valid.

         9.12 COMPLETE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties and supersedes any prior or contemporaneous oral or written agreements or understandings, if any, which are merged into this Agreement. This Agreement may be amended only in a writing signed by Borrower and CNB.

         9.13 JOINT AND SEVERAL. Should more than one Person sign this Agreement, the obligations of each signer will be joint and several.

This Agreement is executed as of the date stated at the top of the first page.

"BORROWER"                         SPECTRUM LABORATORIES, INC.,
                                   a Delaware corporation

                                   By:  /s/ Roy T. Eddleman
                                        ----------------------------------------
                                        ROY T. EDDLEMAN, Chief Executive Officer

                                   Address:
                                   --------
                                   23022 La Cadena Drive
                                   Laguna Hills, CA 92653-1362
                                   Attention: Roy T. Eddleman
                                   Telephone Number: (310) 476-0950


"CNB"                              CITY NATIONAL BANK,
                                   a national banking association

                                   By:  /s/ Christina Borrelli
                                        ----------------------------------
                                        CHRISTINA BORRELLI, Vice President

                                   Address:
                                   --------
                                   18111 Von Karman Avenue, Suite 120,
                                   Irvine, CA 92612
                                   Attention: Christine Borrelli, Vice President Telephone Number: (949) 223-4043

                                   with a copy of all Notices to:

                                   City National Bank, Legal Department
                                   400 North Roxbury Drive
                                   Beverly Hills, California  90210-5021
                                   Attention:  General Counsel

                                                                       EXHBIT A
                              REVOLVING CREDIT NOTE

$300,000.00                                                   Irvine, California
                                                               December 26, 2002


         FOR VALUE RECEIVED, the undersigned, SPECTRUM LABORATORIES, INC., a Delaware corporation ("Borrower"), promises to pay on the Termination Date to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its Office located at Irvine, California, the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each Revolving Credit Loan from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Amended and Restated Credit Agreement between Borrower and CNB, dated as of December 26, 2002, as it may be amended from time to time (the "Credit Agreement"). Capitalized terms not defined herein shall have the meanings given them in that certain Credit Agreement.

         All or any portion of the principal of this Revolving Credit Note ("Note") may be borrowed, repaid and reborrowed from time to time prior to the Termination Date, provided at the time of any borrowing no default exists under this Note and no Event of Default or Potential Event of Default exists under the terms and conditions of the Credit Agreement and provided, further that the total borrowings outstanding at any one time shall not exceed the Revolving Credit Commitment less the amount of Letters of Credit issued and outstanding under the Credit Agreement. Each borrowing and repayment of a Revolving Credit Loan shall be noted in the books and records of CNB. The excess of borrowings over repayments as noted on such books and records shall constitute presumptive evidence of the principal balance due hereon from time to time and at any time.

         If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

         This is the Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof.

         Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of five percent (5.0%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

         This Note shall be governed by the laws of the State of California. If this Note is executed by more than one Borrower, all obligations are joint and several.

"BORROWER"                        SPECTRUM LABORATORIES, INC.,
                                  a Delaware corporation

                                  By:  /s/ Roy T. Eddleman
                                       ----------------------------------------
                                       ROY T. EDDLEMAN, Chief Executive Officer

                                                                       EXHIBIT B
                           EQUIPMENT ACQUISITION NOTE

$2,000,000.00                                                 Irvine, California
                                                               December 26, 2002

         FOR VALUE RECEIVED, the undersigned, SPECTRUM LABORATORIES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its Office located at Irvine, California, the principal sum of TWO MILLION DOLLARS ($2,000,000.00), plus interest on the unpaid principal balance, from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, at the rates, times and in accordance with the terms of that certain Amended and Restated Credit Agreement between Borrower and CNB, dated as of December 26, 2002, as it may be amended from time to time (the "Credit Agreement"). Principal is payable as set forth in the Credit Agreement. Capitalized terms not defined herein shall have the meanings given them in the Credit Agreement.

         If payment on this Note becomes due and payable on a non-business day, the maturity thereof shall be extended to the next business day and, with respect to payments of principal or interest thereon, shall be payable during such extension at the then applicable rate. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note may become or be declared to be immediately payable as provided in the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived. Borrower agrees to pay all costs of collection of this Note and reasonable attorneys' fees (including attorneys' fees allocable to CNB's in-house counsel) in connection therewith, irrespective of whether suit is brought thereon.

         This is the Equipment Acquisition Note referred to in the Credit Agreement and is entitled to the benefits thereof.

         Upon CNB's written notice to Borrower of the occurrence of an Event of Default, the outstanding principal balance (and interest, to the extent permitted by law) shall bear additional interest from the date of such notice at the rate of five percent (5%) per annum higher than the interest rate as determined and computed above, and continuing thereafter until the Event of Default is cured.

         This shall be governed by the laws of the State of California. If this
Note is executed by more than one Borrower, all obligations are joint and several.

"BORROWER"                         SPECTRUM LABORATORIES, INC.,
                                   a Delaware corporation

                                   By:  /s/ Roy T. Eddleman
                                        ----------------------------------------
                                        ROY T. EDDLEMAN, Chief Executive Officer

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

                                                                       EXHIBIT C
                               CONTINUING GUARANTY

         For valuable consideration, the undersigned, ROY T. EDDLEMAN("Guarantor"), unconditionally guarantees and promises to pay CITY NATIONAL BANK, a national banking association ("CNB"), or order, on demand, in lawful money of the United States, any and all indebtedness of SPECTRUM LABORATORIES, INC., a Delaware corporation ("Borrower") to CNB. The word "indebtedness" is used herein in its most comprehensive sense and includes debts, obligations and liabilities of Borrower to CNB currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or become barred by any statute of limitations or otherwise unenforceable.

         The liability of Guarantor shall not exceed at any one time an amount equal to the sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), as Adjusted below, for principal, plus all interest thereon and costs and expenses incurred in enforcing or collecting this Guaranty or the Indebtedness. In any event, CNB may permit the Indebtedness to exceed Guarantor's liability under this Guaranty.

         ADJUSTMENT TO GUARANTY AMOUNT:

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2003, Guarantor's liability under this Guaranty shall be reduced to ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00); and

         Provided no Event of Default or uncured Potential Event of Default exists on December 31, 2004, Guarantor's liability under this Guaranty shall be reduced to FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).

         This is a continuing guaranty relating to any Indebtedness, including but not limited to that arising under successive transactions which shall continue the Indebtedness or create new Indebtedness after satisfaction, payment or reduction of previous Indebtedness. The amount of Guarantor's liability hereunder and under any other agreement now or at any time hereafter in force between Guarantor and CNB, including any other guaranty executed by Guarantor relating to any Indebtedness, shall be cumulative and not alternative. This Guaranty shall not apply to any new Indebtedness created after actual receipt by CNB of written notice from Guarantor revoking this Guaranty as to future transactions. Any payment by Guarantor shall not reduce Guarantor's maximum obligation hereunder, unless written notice to that effect has been actually received by CNB at or prior to the time of such payment. This is a continuing guaranty and Guarantor agrees that it shall remain in full force until and unless Guarantor delivers to CNB written notice that it has been revoked as to credit granted or Indebtedness incurred subsequent to the effective time of revocation as herein provided. Delivery of such notice shall not affect any of Guarantor's obligations hereunder with respect to Indebtedness created or extended prior to the effective date of such revocation nor shall it affect any of the obligations of any other guarantor for the credit granted to or Indebtedness incurred by Borrower.

         The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower is joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

         Either before or after revocation hereof, Guarantor authorizes CNB, without notice or demand and without affecting Guarantor's liability hereunder, from time to time, to (a) renew, compromise, extend, accelerate or otherwise change any of the terms of the Indebtedness or any part thereof, including changing the rate of interest thereon or the time for payment thereof; (b) take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale or other disposition thereof as CNB in its discretion may determine; (d) apply payments received from Borrower or Guarantor, or any of them, to the Indebtedness of such order as CNB may determine in its sole discretion; and (e) release or substitute any Person liable on the Indebtedness, any other guarantor of the Indebtedness, or any other Person providing support for the Indebtedness to CNB, this Guaranty, or any other guaranty. As used in this Guaranty, "Person" means any individual or entity.

         Guarantor waives any right to require CNB to (a) proceed against Borrower, Guarantor or any other guarantor; (b) proceed against or exhaust any security or other support for the Indebtedness granted by Borrower, Guarantor, or any other guarantor or Person; or (c) pursue any other remedy in CNB's power whatsoever. Guarantor waives any defense arising by reason of (i) any disability or other defense of Borrower; (ii) the cessation from any cause whatsoever of the liability of Borrower for the Indebtedness for any reason other than payment in full and final satisfaction; or (iii) the non-perfection of any security or support for the Indebtedness, this Guaranty, or any other guaranty of the Indebtedness. Guarantor shall have no right of subrogation to and waives any right to enforce any remedy which CNB now has or may hereafter have against Borrower, and waives any benefit of, any right to participate in, and any right to direct the application of any security for the Indebtedness, this Guaranty or any other guaranty of the Indebtedness, now or hereafter held by CNB, whether any of the foregoing rights arise in equity, at law or by contract. Without limiting the generality of the foregoing, Guarantor specifically waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of CALIFORNIA CODE OF CIVIL PROCEDURE or otherwise. For purposes of the waiver just given, the "creditor" referred to therein is CNB, and the "principal" is the Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, or other defaults, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal, and agrees that CNB shall have no duty to advise Guarantor of information known to CNB regarding such condition or circumstances.

         Without limiting any waiver of rights of subrogation contained herein, any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness; and such indebtedness of Borrower to Guarantor, if CNB so requests, shall be collected, enforced and received by Guarantor as trustee for CNB and be paid over to CNB on account of the Indebtedness but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. CNB shall have rights of setoff against, and bankers' liens upon all monies, securities and other properties of Guarantor to the extend provided by law.

         This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness by Borrower or any other guarantor is avoided as a preference, or on any other grounds provided by law, or must otherwise be returned by CNB as a result of an order for relief being entered with respect to Borrower or any other guarantor under the UNITED STATES BANKRUPTCY CODE, or as a result of Borrower's or any other guarantor's assignment for the benefit of creditors.

         Guarantor has entered into this Guaranty with the understanding that CNB may rely upon it to the exclusion of any other guaranties. CNB has not, nor has Borrower represented that there are or may be other guarantors. Nothing in this Guaranty, however, shall bind CNB to seek other guarantors, separate and apart from the undersigned. Guarantor understands that CNB may already have, or concurrently herewith may have obtained or hereafter may obtain other guarantors (one or more, several or joint) of the Indebtedness. Such guarantors, heretofore, herewith, or hereafter obtained, shall in no way affect Guarantor's complete liability hereunder for the full amount of the Indebtedness. Nothing herein shall require CNB to sue all of the guarantors severally or together or to sue more than one or to prorate the above liability among the guarantors or any of them. Guarantor agrees that CNB may, in its sole and uncontrolled discretion, sue any one or more of the guarantors for all of the Indebtedness; and within its sole and uncontrolled discretion CNB may take judgment against any one of the guarantors for all of the Indebtedness, plus interest, costs and attorneys' fees, or, within its sole discretion, CNB may prorate such judgment between or among one or more of the guarantors.

         Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses which may be incurred by CNB (or allocable to CNB's in-house counsel) in the enforcement of this Guaranty, or the collection of any Indebtedness of Borrower to CNB, irrespective of whether suit is filed, or in the renewal, extension or restructure of any Indebtedness, irrespective of whether such renewal, extension or restructure is consummated.

         When there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Borrower" and the word "Guarantor," respectively, shall mean all and any one or more of them and each promise and obligation set forth herein shall be joint and several.

         This Guaranty shall benefit CNB, its successors and assigns, and shall bind Guarantor's successors and assigns. This Guaranty is assignable by CNB with respect to all or any portion of the Indebtedness and obligations guaranteed hereunder, and when so assigned Guarantor shall be liable to the assignees under this Guaranty without in any manner affecting Guarantor's liability hereunder with respect to any Indebtedness or obligations retained by CNB.

         If any term, provision, covenant or condition of this Guaranty is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of California and venue and jurisdiction with respect hereto shall be with any court of competent jurisdiction located in the county in the State of California where the Indebtedness is payable.

         Any notice to CNB required hereunder shall not be effective against CNB unless it is given in writing, and actually received by CNB, to the attention of "Manager" at each address where the Indebtedness is payable, with a copy to:
City National Bank, 400 North Roxbury Drive, Beverly Hills, California 90210-5021, Attention: General Counsel.

         This Guaranty is intended by Guarantor and CNB as the final expression of Guarantor's obligations and liabilities to CNB described herein and is intended as a complete statement of their agreement concerning the subject matter hereof. This Guaranty may be amended only by a writing signed by Guarantor and agreed to by CNB.

         This Continuing Guaranty is executed by Guarantor this 26th day of December, 2002.

/s/ Roy T. Eddleman
------------------------------------
Roy T. Eddleman


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          BANK USE ONLY
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